Exhibit 99.1

Lucas Energy Announces Status of Note Payable

For Immediate Release

HOUSTON, TEXAS - (GlobeNewswire) – December 17, 2012 – Lucas Energy, Inc. (NYSE MKT:LEI), an independent oil and gas company (the "Company" or "Lucas"), today announced that the Company’s $22 million senior secured promissory note due to Nordic Oil USA I, LP (“Nordic”), is past due and Nordic has filed a lawsuit against the Company to seek repayment of the note and a judicial foreclosure of the properties acquired from Nordic.

The note was previously provided to Nordic in connection with the November 2011 acquisition by the Company of all of Nordic’s right, title and interest in certain oil, gas and mineral leases located in Gonzales, Karnes and Wilson Counties, Texas.  The senior secured promissory note (with recourse only to the properties acquired), accrued interest at the rate of 6% per annum, was secured by a Deed of Trust, Security Agreement, Financing Statement and Assignment of Production on the property acquired, was due and payable on November 17, 2012 (along with accrued and unpaid interest thereon) and has not been paid to date.

As previously reported, on December 14, 2012, and effective December 12, 2012, the Company’s prior Chief Executive Officer and President, William A. Sawyer resigned and Anthony C. Schnur was appointed as Chief Executive Officer to fill the vacancy left by Mr. Sawyer’s resignation.

Immediately upon the change in management, our new management, including Mr. Schnur, began a review and audit of the Company’s financial affairs.  In connection with such examination, the Company’s new management became aware that Nordic had previously demanded payment in full of the note on December 5, 2012, and subsequently filed a lawsuit against the Company on December 10, 2012, in the District Court of Harris County, Texas, pursuant to which Nordic made demands for the payment in full of the principal balance of the Nordic note ($22 million) and accrued interest thereon ($1.29 million as of September 30, 2012), plus attorney’s fees in the amount of 10% of the principal and interest then owing on the note (as allowed pursuant to the terms of the note), requested a judicial foreclosure on the Deed of Trust, and sought damages for breach of contract and attorney’s fees.

In addition to the lawsuit filed by Nordic as described above, there are additional legal proceedings as described in the Company’s Form 8-K filing which is filed on December 17, 2012.

Moving forward, the Company’s new management plans to attempt to reopen discussions with Nordic with the goal of avoiding prolonged litigation and seeking to settle the matters disputed, which may include, but not be limited to, the Company returning the properties acquired to Nordic.

About Lucas Energy, Inc.

Lucas Energy, Inc., a Nevada corporation, is an independent oil and gas company based in Houston, Texas. The Company acquires underdeveloped oil and gas properties, restores production to the properties, and looks for underlying value.  Currently, the Company is active in the Austin Chalk, Eagle Ford, Eaglebine, and Buda trends. Our goal for the current year is production and revenue growth, and expansion of our asset base using joint ventures.

For more information on this and other activities of the Company, please visit the Lucas Energy web site at www.lucasenergy.com.

Company Website:
www.lucasenergy.com

Contacts:
Anthony C. Schnur, CEO
tschnur@lucasenergy.com
(713) 528-1881

Forward-Looking Statements

This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Act”) and Section 21E of the Securities Act of 1934, as amended (the “Exchange Act”). In particular, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements and are subject to the safe harbor created by these Acts. Any statements made in this news release about an action, projection, event or development, are forward-looking statements. Such statements are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration and development of oil and gas. These risks include, but are not limited to, completion risk, dry hole risk, price volatility, reserve estimation risk, regulatory risk, potential inability to secure oilfield service risk as well as general economic risks and uncertainties, as disclosed in the Company’s SEC filings including its Form 10-K and Form 10-Q’s. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company’s SEC filings are available at http://www.sec.gov.